LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Annette Heroux and W. Scott Parr, each acting
individually, as the undersigned's true and
lawful attorney-in-fact, with full power and
authority as hereinafter described on behalf
of and in the name, place and stead of the
undersigned to:
(1)	prepare, execute, acknowledge, deliver
and file Forms 3, 4, and 5 (including any
amendments thereto) with respect to the
securities of  iCAD, Inc. a Delaware corporation
(the "Company"), with the United States Securities
and Exchange Commission, any national securities
exchanges and the Company, as considered necessary
or advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations
promulgated thereunder, as amended from time to
time (the "Exchange Act");
(2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any such
person to release any such information to the
undersigned and approves and ratifies any such
release of information; and
(3)	perform any and all other acts which in
the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the
undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact
to act in their discretion on information provided
to such attorney-in-fact without independent
verification of such information;
(2)	any documents prepared and/or executed
by either such attorney-in-fact on behalf of
the undersigned pursuant to this Power of
Attorney will be in such form and will contain
such information and disclosure as such
attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)	neither the Company nor either of such
attorneys-in-fact assumes (i) any liability
for the undersigned's responsibility to comply
with the requirement of the Exchange Act, (ii)
any liability of the undersigned for any failure
to comply with such requirements, or (iii) any
obligation or liability of the undersigned for
profit disgorgement under Section 16(b) of the
Exchange Act; and
(4)	this Power of Attorney does not relieve
the undersigned from responsibility for
compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney.
This Power of Attorney shall remain in
full force and effect until revoked by
the undersigned in a signed writing delivered
 to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has
 caused this Power of Attorney to be
executed as of this ____28______ day of
May____, 2003.

/s/ Robert Howard
Signature

Robert Howard
Print Name


STATE OF ___New York__ 		)
					)
COUNTY OF ___New York__ 	)
On this __28_ day of _ May  _, __2003_,
_Robert Howard_,  personally appeared
before me, and acknowledged that s/he
executed the foregoing instrument for
the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto
set my hand and official seal.

/s/ Noreen Lowery

Notary Public

My Commission Expires:	8/9/2005
















521862.01111/6248044v1